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                                                                   EXHIBIT 23(a)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement No. 333-07127 (Form S-8) pertaining to the Texas Instruments 1996 Long-Term Incentive Plan of our report dated January 22, 1996, with respect to the consolidated financial statements and schedule of Texas Instruments Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.




                                        /s/ ERNST & YOUNG LLP
                                        ---------------------
                                        Ernst & Young LLP


October 29, 1996
Dallas, Texas